EXHIBIT 10.12

INDEMNITY AGREEMENT

THIS INDEMNITY AGREEMENT (“Agreement”) is made and entered into this               day of              20     by and between EXAR CORPORATION, a Delaware corporation (“Corporation”), and              (“Agent”).

RECITALS

WHEREAS, Agent performs a valuable service to the Corporation in h     capacity as              of the Corporation;

WHEREAS, the stockholders of the Corporation have adopted bylaws (the “Bylaws”) providing for the indemnification of the directors, officers, employees and other agents of the Corporation, including persons serving at the request of the Corporation in such capacities with other corporations or enterprises, as authorized by the Delaware General Corporation Law, as amended (“Delaware Law”);

WHEREAS, the Bylaws and Delaware Law by their non-exclusive nature, permit contracts between the Corporation and its directors, officers, employees and other agents with respect to indemnification of such persons; and

WHEREAS, in order to induce Agent to serve as                           of the Corporation, the Corporation has determined and agreed to enter into this Agreement with Agent;

NOW, THEREFORE, in consideration of Agent’s continued service as                           after the date hereof, and in any other capacity in which Agent may serve the Corporation after the date hereof, the parties hereto agree as follows:

AGREEMENT

1.    Services to the Corporation.    Agent will serve, at the will of the Corporation or under separate contract, if any such contract exists, as a director, officer or other fiduciary of the Corporation or as a director, officer or other fiduciary of an affiliate of the Corporation (including any employee benefit plan of the Corporation) faithfully and to the best of h     ability so long as              is duly elected and qualified in accordance with the provisions of the Bylaws or other applicable charter documents of the Corporation or such affiliate; provided, however, that Agent may at any time and for any reason resign from such position (subject to any contractual obligation that Agent may have assumed apart from this Agreement) and that the Corporation or any affiliate shall have no obligation under this Agreement to continue Agent in any such position.

2.    Indemnity of Agent.    The Corporation hereby agrees to hold harmless and indemnify Agent to the fullest extent authorized or permitted by the provisions of the Bylaws and Delaware Law, as the same may be amended from time to time (but, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the Bylaws or Delaware Law permitted prior to adoption of such amendment).

3.    Additional Indemnity.    In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 5 hereof, the Corporation hereby further agrees to hold harmless and indemnify Agent:

(a)  against any and all Expenses (as defined in Section 16(b) hereof) that Agent becomes legally obligated to pay because of any claim or claims made against or by h     in connection with any Proceeding (as defined in Section 16(a) hereof), (including an action by or in the name of the Corporation) by reason of the fact that Agent is, was or at any time becomes a director, officer, employee or other agent of Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

(b)  otherwise to the fullest extent as may be provided to Agent by the Corporation under the non-exclusivity provisions of Delaware Law and Section 42 of the Bylaws.

4.    Reviewing Party.    Notwithstanding the foregoing, the obligations of the Corporation under Sections 2 and 3 shall be subject to the condition that the Reviewing Party (as defined in Section 16(f) hereof) shall not have determined that Agent would not be permitted to be indemnified under applicable law.

5.    Limitations on Additional Indemnity.    No indemnity pursuant to Section 3 hereof shall be paid by the Corporation:

(a)  on account of any claim against Agent for an accounting of profits made from the purchase or sale by Agent of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

(b)  on account of Agent’s conduct that was knowingly fraudulent or deliberately dishonest or that constituted willful misconduct;

(c)  on account of Agent’s conduct that constituted a breach of Agent’s duty of loyalty to the Corporation or resulted in any personal profit or advantage to which Agent was not legally entitled;

(d)  for which payment is actually made to Agent under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

(e)  if indemnification is not lawful (and, in this respect, both the Corporation and Agent have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication); or

(f)  in connection with any Proceeding (or part thereof) initiated by Agent, or any Proceeding by Agent against the Corporation or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the Proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under Delaware Law, or (iv) the Proceeding is initiated pursuant to Section 12 hereof.

6.    Continuation of Indemnity.    All agreements and obligations of the Corporation contained herein shall continue during the period Agent is a director, officer, employee or other agent of the Corporation (or is or was serving at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Agent shall be subject to any possible claim or Proceeding by reason of the fact that Agent was serving in the capacity referred to herein.

7.    Partial Indemnification.    Agent shall be entitled under this Agreement to indemnification by the Corporation for a portion of the Expenses that Agent becomes legally obligated to pay in connection with any Proceeding referred to in Sections 2 and 3 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Corporation shall indemnify Agent for the portion thereof to which Agent is entitled.

8.    Notification and Defense of Claim.    Not later than thirty (30) days after receipt by Agent of notice of the commencement of any Proceeding, Agent will, if a claim in respect thereof is to be made against the Corporation under this Agreement, provide written notification to the Corporation of the commencement thereof, including such documentation and information as is reasonably available to Agent and is reasonably necessary to determine whether and to what extent Agent is entitled to indemnification; but the omission so to notify the Corporation will not relieve it from any liability which it may have to Agent otherwise than under this Agreement. With respect to any Proceeding as to which Agent notifies the Corporation of the commencement thereof:

(a)	the Corporation will be entitled to participate therein at its own expense;

(b)	Agent shall give the Corporation such information and cooperation as it may reasonably require and as shall be within Agent’s power;

(c)
except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Agent upon the delivery to Agent of written notice of its election to do so. After notice from the Corporation to Agent of its election to assume the defense thereof, the Corporation will not be liable to Agent under this Agreement for any Expenses subsequently incurred by Agent in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Agent shall have the right to employ separate counsel in such Proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Agent unless (i) the employment of counsel by Agent has been authorized by the Corporation, (ii) Agent shall have reasonably concluded that there may be a conflict of interest between the Corporation and Agent in the conduct of the defense of such action or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each case the fees and expenses of Agent’s separate counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Corporation or as to which Agent shall have made the conclusion provided for in clause (ii) above; and

(d)
the Corporation shall not be liable to indemnify Agent under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Agent without Agent’s written consent, which may be given or withheld in Agent’s sole discretion.

9.    Expenses.    The Corporation shall advance, prior to the final disposition of any Proceeding, promptly and, in any event, within 20 days following request therefor, all Expenses incurred by Agent in connection with such Proceeding upon receipt of an undertaking by or on behalf of Agent to repay said amounts if it shall be determined ultimately that Agent is not entitled to be indemnified under the provisions of this Agreement, the Bylaws, Delaware Law or otherwise. If Agent has commenced a legal proceeding in a court of competent jurisdiction to secure a determination that Agent should be indemnified under applicable law, any determination made by the Reviewing Party that Agent would not be permitted to be indemnified under applicable law shall not be binding and Agent shall not be required to reimburse the Corporation until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Agent’s obligation to reimburse the Corporation shall be unsecured and no interest shall be charged thereon.

10.    Notice to Insurers.    If, at the time of the receipt of the Corporation of notice of any Proceeding, pursuant to Section 8 hereof, the Corporation has liability insurance in effect which may cover such Proceeding, the Corporation shall give prompt notice of the commencement of such Proceeding in accordance with the procedures set forth in the respective policies. The Corporation shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Agent, all Expenses payable as a result of such Proceeding in accordance with the terms of such policies.

11.    Contribution.    If the indemnification provided for in Sections 2 and 3 above for any reason is held by a court of competent jurisdiction to be unavailable to Agent in respect of any Expenses that Agent becomes legally obligated to pay, then the Corporation, in lieu of indemnifying Agent thereunder, shall contribute to the amount paid or payable by Agent (i) in such proportion as is appropriate to reflect the relative benefits received by the Corporation and Agent, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Corporation and Agent in connection with the action or inaction which resulted in such Expenses, as well as any other relevant equitable considerations.

12.    Enforcement.    Any right to indemnification or advances granted by this Agreement to Agent shall be enforceable by or on behalf of Agent in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. Agent, in such enforcement action, if successful in whole or in part, shall also be entitled to be paid the Expenses of prosecuting h     claim. It shall be a defense to any action for which a claim for indemnification is made under Section 8 hereof (other than an action brought to enforce a claim for Expenses pursuant to Section 9 hereof, provided that the required undertaking has been tendered to the Corporation) that Agent is not entitled to indemnification because of the limitations set forth in Section 5 hereof, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Agent is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that such indemnification is improper shall be a defense to the action or create a presumption that Agent is not entitled to indemnification under this Agreement or otherwise. If a determination shall have been made pursuant to this Agreement that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 12.

13.    Subrogation.    In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Agent, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

14.    Liability Insurance.    To the extent the Corporation maintains liability insurance applicable to directors, officers, employees, agents or fiduciaries, Agent shall be covered by such policies in such a manner as to provide Agent the same rights and benefits as are accorded to the most favorably insured of the Corporation’s directors, if Agent is a director; or of the Corporation’s officers, if Agent is not a director of the Corporation but is an officer; or of the Corporation’s key employees, agents or fiduciaries, if Agent is not an officer or director but is a key employee, agent or fiduciary.

15.    Non-Exclusivity of Rights.    The rights conferred on Agent by this Agreement shall not be exclusive of any other right which Agent may have or hereafter acquire under any statute, provision of the Corporation’s Certificate of Incorporation or Bylaws, agreement, vote of stockholders or directors, or otherwise, both as to action in h     official capacity and as to action in anothercapacity while holding office.

16.    Definitions.    For purposes of this Agreement, the following definitions shall apply:

(a)  The term “Proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, the giving of testimony in and participating in any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, arbitrational, administrative or investigative.

(b)  The term “Expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, penalties, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any Proceeding.

(c)  The term the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have the power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(d)  References to a “director,” “ officer,” “employee,” or “agent” of the Corporation shall include, without limitation, situations where such person is serving at the request of the Corporation as a director, officer, employee, trustee or agent or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

(e)  References to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries.

(f)  The “Reviewing Party” shall be that party as determined pursuant to Section 42(d)(ii) of the Corporation’s Bylaws.

17.    Survival of Rights.

(a)  The rights conferred on Agent by this Agreement shall continue after Agent has ceased to be a director, officer, employee or other agent of the Corporation or to serve at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Agent’s heirs, executors and administrators.

(b)  The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

18.    Severability.    Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Corporation shall nevertheless indemnify Agent to the fullest extent provided by the Bylaws, Delaware Law or any other applicable law.

19.    Governing Law.    This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents, entered into and to be performed entirely within the State of Delaware, without regard to the conflict of law principles thereof.

20.    Amendment and Termination.    No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

21.    Identical Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

22.    Headings.    The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

23.    Notices.    All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such communication was directed or (ii) upon the third business day after the date on which such communication was mailed if mailed by certified or registered mail with postage prepaid:

(a)  If to Agent, at the address indicated on the signature page hereof.

(b)  If to the Corporation, to

Exar Corporation
48720 Kato Road
Fremont, California 94538
Attention: Legal Department

or to such other address as may have been furnished to Agent by the Corporation.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on and as of the day and year first above written.

EXAR CORPORATION

By

Title:

AGENT

(name, title)

Agent Print Name and Address: